EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
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For: MAF Bancorp, Inc.                Contacts:    Jerry A. Weberling,
     55th Street & Holmes Avenue                     Chief Financial Officer
     Clarendon Hills, IL 60514                       (630) 887-5999

     www.mafbancorp.com                            Michael J. Janssen,
                                                      Senior Vice President
                                                     (630) 986-7544


                       MAF BANCORP, INC. TO PARTICIPATE IN
                  SANDLER O'NEILL FINANCIAL SERVICES CONFERENCE

Clarendon Hills, Illinois, November 8, 2004 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Sandler O'Neill & Partners, L.P. Financial Services Conference to be held in Palm Beach Gardens, Florida on November 10-12, 2004. The conference will be broadcast on the Internet at http://www.sandleroneill.com and will also be available through MAF's website at http://www.mafbancorp.com. There will also be an audio conference that may accessed by dialing (706) 625-9215. Callers will need to reference "Sandler O'Neill Conference" and indicate Session III. Through the websites and audio conference, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp, which is scheduled to be delivered on Thursday, November 11, 2004 at 3:05 p.m. Central Time. A replay of the presentation will be available on the websites for approximately two weeks following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 72 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name "St. Francis Bank, a division of Mid America Bank, fsb." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.


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